Exhibit 99.1

NEWS RELEASE April 22, 2015

Contacts: Jay Brown, CFO
Son Nguyen, VP - Corporate Finance
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE REPORTS FIRST QUARTER 2015 RESULTS
AND RAISES OUTLOOK FOR 2015

April 22, 2015 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") today reported results for the quarter ended March 31, 2015.
"Our excellent first quarter results reflect the continued demand for our wireless infrastructure as US wireless carriers continue to make network investments to meet wireless consumer demand," stated Ben Moreland, Crown Castle's President and Chief Executive Officer. "We believe the US market, which represents approximately 96% of our total revenues, is the most attractive wireless market in the world for wireless investment. Wireless consumer demand is expected to increase significantly over the next several years, with one industry estimate projecting a seven-fold increase in US mobile data traffic between 2014 and 2019, driven by increased innovation and adoption of data-driven mobile devices and applications such as machine-to-machine connections and streaming video. The network density required to meet such demand aligns with our extensive mission-critical portfolio of towers and small cells, providing us with confidence in our ability to deliver on our stated goal of generating compounded annual growth in AFFO per share of 6% to 7% organically over the next five years. We believe the expected growth in AFFO per share, half of which is comprised of cash escalations on our tenant lease contracts, combined with our current dividend yield of approximately 4% represents an attractive long-term total return profile for shareholders."

CONSOLIDATED FINANCIAL RESULTS
Adjusted Funds from Operations ("AFFO") increased 10% to $383 million in the first quarter of 2015, compared to $349 million in the first quarter of 2014. AFFO per share increased 10% to $1.15 in the first quarter of 2015, compared to $1.05 in the first quarter of 2014. Adjusted EBITDA for the first quarter of 2015 increased $27 million, or 5%, to $554 million from $527 million in the same period in 2014.
Total revenues for the first quarter of 2015 increased 7% to $941 million from $876 million for the same period in 2014. Site rental revenues for the first quarter of 2015 increased $20 million, or 3%, to $768 million from $747 million for the same period in the prior year. Site rental gross margin, defined as site rental revenues less site rental

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cost of operations, increased $8 million, or 1%, to $527 million in the first quarter of 2015 from $519 million in the same period in 2014.
Net income attributable to CCIC common stockholders for the first quarter of 2015 was $112 million, compared to $91 million of net income for the same period in 2014. Net income attributable to CCIC common stockholders per common share was $0.34 for the first quarter of 2015, compared to $0.27 per common share in the first quarter of 2014. Funds from Operations ("FFO") increased 11% to $373 million in the first quarter of 2015, compared to $338 million in the first quarter of 2014. FFO per share increased 11% to $1.12 in the first quarter of 2015, compared to $1.01 in the first quarter of 2014.
Adjusted EBITDA and AFFO for the first quarter of 2015 benefited from approximately $9 million in network services activity that was previously expected to occur in the second quarter of 2015. AFFO for the first quarter of 2015 also benefited from approximately $6 million in lower-than-expected sustaining capital expenditures. Ignoring the benefit from the timing of these two items, Adjusted EBITDA and AFFO for the first quarter would be at or higher than the midpoint of our previously provided first quarter 2015 Outlook. For full year 2015 Outlook, Crown Castle's expectations for network services gross margin contribution and sustaining capital expenditures remain substantially unchanged from the previously provided Outlook, reflecting differences in timing of events compared to Crown Castle's previously provided quarterly Outlook.

FINANCING AND INVESTING ACTIVITIES
During the first quarter of 2015, Crown Castle invested approximately $205 million in capital expenditures, comprised of $24 million of land purchases, $17 million of sustaining capital expenditures and $164 million of revenue generating capital expenditures. Revenue generating capital expenditures consisted of $96 million on existing sites and $68 million on the construction of new sites, primarily small cell construction activity.
On March 31, 2015, Crown Castle paid a quarterly common stock dividend of $0.82 per common share, or approximately $274 million in aggregate. Diluted common shares outstanding at March 31, 2015 were 333.9 million.
As of March 31, 2015, Crown Castle's outstanding debt had a weighted average coupon of 4.1% per annum and a weighted average maturity of six years. Further, Crown Castle's net debt (total debt less cash and cash equivalents) to first quarter annualized Adjusted EBITDA ratio was approximately 5.3x.
As of March 31, 2015, Crown Castle had approximately $240 million in cash and cash equivalents (excluding restricted cash) and approximately $1.4 billion of availability under its revolving credit facility.
"We had a terrific first quarter, allowing us to raise the midpoint of our full year 2015 Outlook for site rental revenues, site rental gross margin, Adjusted EBITDA and AFFO," stated Jay Brown, Crown Castle's Chief Financial Officer. "During the quarter, we continued to make significant investments in small cells, which we believe furthers our leadership position in US wireless infrastructure and enhances our long-term growth in AFFO and dividends per share. We believe our disciplined approach to returning significant capital to shareholders through dividends and

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investing in activities that we expect will enhance near and long-term results position Crown Castle to provide shareholders with compelling long-term total returns."

OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the Securities and Exchange Commission ("SEC"). The following Outlook is based on current expectations and assumptions and assumes a US dollar to Australian dollar exchange rate of 0.76 US dollars to 1.0 Australian dollar ("Exchange Rate") for second quarter 2015 and full year 2015.
As reflected in the table below, Crown Castle has increased the midpoint of its full year 2015 Outlook for site rental revenues, site rental gross margin, Adjusted EBITDA and AFFO by approximately $7 million, $3 million, $3 million and $3 million, respectively. The increased midpoint of full year 2015 Outlook for site rental revenues, site rental gross margin, Adjusted EBITDA and AFFO reflects the results from the first quarter of 2015 and includes the negative impact of approximately $8 million, $6 million, $6 million and $6 million, respectively, from a decrease in the Exchange Rate compared to the previously provided Outlook. The increase in full year 2015 Outlook assumes an increase of approximately $15 million in Organic Site Rental Revenue growth as compared to the previously provided Outlook.
On a sequential basis, the second quarter 2015 Outlook for site rental gross margin, Adjusted EBITDA and AFFO are expected to be impacted by certain seasonal or timing items. Repair and maintenance during the second quarter of 2015 is expected to be higher by approximately $4 million as compared to the first quarter, reflecting the seasonal nature of certain activities consistent with prior years. Additionally, the midpoint of second quarter 2015 Outlook for Adjusted EBITDA and AFFO assumes a decrease of approximately $20 million in network services gross margin contribution from the first quarter of 2015, driven primarily by the previously mentioned $9 million of network services activity in the first quarter of 2015 which was expected to occur in the second quarter of 2015. Further, compared to the midpoint of second quarter 2015 Outlook for AFFO, first quarter 2015 AFFO benefited from $6 million in lower-than-expected sustaining capital expenditures, which is now expected to be incurred during the remainder of 2015. The expected sequential movements in network services activity and sustaining capital expenditures is attributable to timing, as expectations for network services gross margin contribution and sustaining capital expenditures remain substantially unchanged from the previously provided full year 2015 Outlook.

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The following table sets forth Crown Castle's current Outlook for second quarter 2015 and full year 2015:

(in millions, except per share amounts)	Second Quarter 2015	Full Year 2015
Site rental revenues	$767 to $772	$3,067 to $3,082
Site rental cost of operations	$242 to $247	$967 to $982
Site rental gross margin	$523 to $528	$2,091 to $2,106
Adjusted EBITDA	$531 to $536	$2,145 to $2,160
Interest expense and amortization of deferred financing costs(a)	$133 to $138	$531 to $546
FFO	$352 to $357	$1,439 to $1,454
AFFO	$348 to $353	$1,450 to $1,465
AFFO per share(b)	$1.04 to $1.06	$4.34 to $4.39
Net income (loss)	$92 to $125	$419 to $498
Net income (loss) per share - diluted(b)	$0.28 to $0.37	$1.26 to $1.49
Net income (loss) attributable to CCIC common stockholders	$80 to $117	$381 to $467
Net income (loss) attributable to CCIC common stockholders per share - diluted(b)	$0.24 to $0.35	$1.14 to $1.40

(a)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	Based on 333.9 million diluted shares outstanding as of March 31, 2015.

As previously disclosed, based on Sprint's stated intention to decommission its iDEN network and Crown Castle's contractual terms with Sprint, Crown Castle expects site rental revenues to be negatively impacted by approximately $60 million to $70 million in 2015. Additionally, during 2015, Crown Castle expects site rental revenues to be impacted by non-renewals of $35 million to $45 million as a result of the decommissioning of the LEAP, MetroPCS and Clearwire networks ("Acquired Networks") by AT&T, T-Mobile and Sprint, respectively.
Crown Castle currently expects potential non-renewals from the decommissioning of the Acquired Networks in aggregate to be approximately $200 million in current run-rate site rental revenues, the majority of which Crown Castle expects to occur between 2015 and 2018 at a rate of approximately 1% to 2% of consolidated site rental revenues in any given year. Depending on the eventual network deployment and decommissioning plans for the Acquired Networks, the impact and timing of such non-renewals may vary from Crown Castle's expectations. Additional information regarding non-renewals from carrier consolidation is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Thursday, April 23, 2015, at 10:30 a.m. Eastern Time. The conference call may be accessed by dialing 888-204-4517 and asking for the Crown Castle call (access code 8875858) at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at http://investor.crowncastle.com. Supplemental materials for the call have been posted on the Crown Castle website at http://investor.crowncastle.com.
A telephonic replay of the conference call will be available from 1:30 p.m. Eastern Time on Thursday, April 23, 2015, through 1:30 p.m. Eastern Time on Wednesday, July 22, 2015, and may be accessed by dialing 888-203-1112

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and using access code 8875858. An audio archive will also be available on the company's website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

ABOUT CROWN CASTLE
Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 14,000 small cell nodes supported by approximately 7,000 miles of fiber, Crown Castle is the nation's largest provider of shared wireless infrastructure with a significant presence in the top 100 US markets. In addition, Crown Castle operates approximately 1,800 towers in Australia. For more information on Crown Castle, please visit www.crowncastle.com.

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Non-GAAP Financial Measures and Other Calculations
This press release includes presentations of Adjusted EBITDA, Funds from Operations, Adjusted Funds from Operations, Organic Site Rental Revenues, and Site Rental Revenues, as Adjusted, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")). Each of the amounts included in the calculation of Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, and Site Rental Revenues, as Adjusted, are computed in accordance with GAAP, with the exception of: (1) sustaining capital expenditures, which is not defined under GAAP and (2) our adjustment to the income tax provision in calculations of AFFO for periods prior to our REIT conversion.
Our measures of Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues and Site Rental Revenues, as Adjusted, may not be comparable to similarly titled measures of other companies, including other companies in the tower sector or those reported by other REITs. Our FFO and AFFO may not be comparable to those reported in accordance with National Association of Real Estate Investment Trusts, including with respect to the impact of income taxes for periods prior to our REIT conversion.
Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues and Site Rental Revenues, as Adjusted, are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations.
Adjusted EBITDA. Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation expense.
Funds from Operations ("FFO"). Crown Castle defines Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. Crown Castle defines FFO per share as FFO divided by the diluted weighted average common shares outstanding.
Adjusted Funds from Operations ("AFFO"). Crown Castle defines Adjusted Funds from Operations as FFO before straight-line revenue, straight-line expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gain (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures.
AFFO per share. Crown Castle defines AFFO per share as AFFO divided by diluted weighted average common shares outstanding.
Site Rental Revenues, as Adjusted. Crown Castle defines Site Rental Revenues, as Adjusted, as site rental revenues, as reported, less straight-line revenues.
Organic Site Rental Revenues. Crown Castle defines Organic Site Rental Revenues as site rental revenues, as reported, less straight-line revenues, the impact of tower acquisitions and construction, foreign currency adjustments and certain non recurring items.
Sustaining capital expenditures. Crown Castle defines sustaining capital expenditures as either (1) corporate related capital improvements, such as buildings, information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers' ongoing quiet enjoyment of the tower.
The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

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Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:

Adjusted EBITDA for the three months ended March 31, 2015 and 2014 is computed as follows:

	For the Three Months Ended
	March 31, 2015	March 31, 2014
(in millions)
Net income (loss)	$125.1	$102.8
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	8.6	2.7
Acquisition and integration costs	2.0	5.7
Depreciation, amortization and accretion	258.1	250.2
Amortization of prepaid lease purchase price adjustments	5.2	3.9
Interest expense and amortization of deferred financing costs(a)	134.4	146.4
Interest income	(0.1)	(0.2)
Other income (expense)	0.2	2.7
Benefit (provision) for income taxes	3.3	(0.2)
Stock-based compensation expense	17.4	12.9
Adjusted EBITDA(b)	$554.3	$527.0

(a)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	The above reconciliation excludes line items included in our Adjusted EBITDA definition which are not applicable for the periods shown.

Adjusted EBITDA for the quarter ending June 30, 2015 and the year ending December 31, 2015 are forecasted as follows:

	Q2 2015	Full Year 2015
(in millions)	Outlook	Outlook
Net income (loss)	$92 to $125	$419 to $498
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$4 to $6	$19 to $29
Acquisition and integration costs	$0 to $3	$4 to $4
Depreciation, amortization and accretion	$256 to $261	$1,021 to $1,041
Amortization of prepaid lease purchase price adjustments	$4 to $6	$19 to $21
Interest expense and amortization of deferred financing costs(a)	$133 to $138	$531 to $546
Interest income	$(2) to $0	$(3) to $(1)
Other income (expense)	$(1) to $2	$1 to $3
Benefit (provision) for income taxes	$1 to $5	$4 to $12
Stock-based compensation expense	$16 to $18	$66 to $71
Adjusted EBITDA(b)	$531 to $536	$2,145 to $2,160

(a)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	The above reconciliation excludes line items included in our Adjusted EBITDA definition which are not applicable for the periods shown.

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FFO and AFFO for the quarter ending June 30, 2015 and the year ending December 31, 2015 are forecasted as follows:

	Q2 2015	Full Year 2015
(in millions, except share and per share amounts)	Outlook	Outlook
Net income	$92 to $125	$419 to $498
Real estate related depreciation, amortization and accretion	$252 to $255	$1,003 to $1,018
Asset write-down charges	$4 to $6	$19 to $29
Adjustment for noncontrolling interest(a)	$(3) to $1	$(13) to $(6)
Dividends on preferred stock	$(11) to $(11)	$(44) to $(44)
FFO(c)(d)	$352 to $357	$1,439 to $1,454

FFO (from above)	$352 to $357	$1,439 to $1,454
Adjustments to increase (decrease) FFO:
Straight-line revenue	$(40) to $(35)	$(142) to $(127)
Straight-line expense	$23 to $28	$88 to $103
Stock-based compensation expense	$16 to $18	$66 to $71
Non-cash portion of tax provision	$(9) to $(4)	$(21) to $(6)
Non-real estate related depreciation, amortization and accretion	$4 to $6	$18 to $23
Amortization of non-cash interest expense	$10 to $15	$30 to $41
Other (income) expense	$(1) to $2	$1 to $3
Acquisition and integration costs	$0 to $3	$4 to $4
Adjustment for noncontrolling interest(a)	$3 to $(1)	$13 to $6
Capital improvement capital expenditures	$(12) to $(10)	$(41) to $(36)
Corporate capital expenditures	$(12) to $(10)	$(40) to $(35)
AFFO(c)(d)	$348 to $353	$1,450 to $1,465
Weighted average common shares outstanding — diluted(b)(e)	333.9	333.9
AFFO per share(c)	$1.04 to $1.06	$4.34 to $4.39

(a)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(b)	Based on diluted shares outstanding as of March 31, 2015.

(c)	See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion for our definitions of FFO and AFFO.

(d)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(e)	The diluted weighted average common shares outstanding assumes no conversion of preferred stock in the share count.

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Organic Site Rental Revenue growth for the year ending December 31, 2015 is forecasted as follows:

	Midpoint of Full Year
(in millions of dollars)	2015 Outlook	Full Year 2014
GAAP site rental revenues	$3,075	$3,007
Site rental straight-line revenues	(135)	(197)
Other - Non-recurring	—	(5)
Site Rental Revenues, as Adjusted(a)(c)	$2,940	$2,805
Cash adjustments:
FX and other	25
New tower acquisitions and builds(b)	(19)
Organic Site Rental Revenues(a)(c)(d)	$2,946
Year-Over-Year Revenue Growth
GAAP site rental revenues	2.3%
Site Rental Revenues, as Adjusted	4.8%
Organic Site Rental Revenues(e)(f)	5.0%

(a)	Includes amortization of prepaid rent.

(b)	The financial impact of new tower acquisitions and builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(c)	Includes Site Rental Revenues, as Adjusted, from the construction of new small cell nodes.

(d)	See "Non-GAAP Financial Measures and Other Calculations" herein.

(e)	Year-over-year Organic Site Rental Revenue growth for the year ending December 31, 2015:

Midpoint of Full Year 2015 Outlook
New leasing activity	5.6%
Escalators	3.4%
Organic Site Rental Revenue growth, before non-renewals	9.0%
Non-renewals	(4.0)%
Organic Site Rental Revenue growth	5.0%

(f)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenue for the current period.

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Organic Site Rental Revenue growth for the quarter ended March 31, 2015 is as follows:

	Three Months Ended March 31,
(in millions of dollars)	2015	2014
Reported GAAP site rental revenues	$768	$747
Site rental straight-line revenues	(38)	(51)
Other - Non-recurring	—	$(5)
Site Rental Revenues, as Adjusted(a)(c)	$730	$691
Cash adjustments:
FX and other	5
New tower acquisitions and builds(b)	(6)
Organic Site Rental Revenues(a)(c)(d)	$729
Year-Over-Year Revenue Growth
Reported GAAP site rental revenues	2.7%
Site Rental Revenues, as Adjusted	5.5%
Organic Site Rental Revenues(e)(f)	5.4%

(a)	Includes amortization of prepaid rent.

(b)	The financial impact of new tower acquisitions and builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(c)	Includes Site Rental Revenues, as Adjusted from the construction of new small cell nodes.

(d)	See "Non-GAAP Financial Measures and Other Calculations" herein.

(e)	Quarter-over-quarter Organic Site Rental Revenue growth for the quarter ending March 31, 2015:

Three Months Ended March 31, 2015
New leasing activity	6.2%
Escalators	3.4%
Organic Site Rental Revenue growth, before non-renewals	9.6%
Non-renewals	(4.2)%
Organic Site Rental Revenue Growth	5.4%

(f)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenues for the current period.

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FFO and AFFO for the three months ended March 31, 2015 and 2014 are computed as follows:

	For the Three Months Ended
(in millions, except share and per share amounts)	March 31, 2015	March 31, 2014
Net income	$125.1	$102.8
Real estate related depreciation, amortization and accretion	252.7	244.4
Asset write-down charges	8.6	2.7
Adjustment for noncontrolling interest(a)	(2.3)	(1.3)
Dividends on preferred stock	(11.0)	(11.0)
FFO(b)(c)	$373.1	$337.7
Weighted average common shares outstanding — diluted(d)	333.5	333.0
FFO per share(b)	$1.12	$1.01

FFO (from above)	$373.1	$337.7
Adjustments to increase (decrease) FFO:
Straight-line revenue	(38.0)	(50.8)
Straight-line expense	25.3	26.4
Stock-based compensation expense	17.4	12.9
Non-cash portion of tax provision	0.8	(2.3)
Non-real estate related depreciation, amortization and accretion	5.3	5.8
Amortization of non-cash interest expense	11.7	20.9
Other (income) expense	0.2	2.7
Acquisition and integration costs	2.0	5.7
Adjustment for noncontrolling interest(a)	2.3	1.3
Capital improvement capital expenditures	(7.6)	(3.9)
Corporate capital expenditures	(9.4)	(7.6)
AFFO(b)(c)	$383.3	$348.7
Weighted average common shares outstanding — diluted(d)	333.5	333.0
AFFO per share(b)	$1.15	$1.05

(a)	Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(b)	See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(c)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(d)	The diluted weighted average common shares outstanding assumes no conversion of preferred stock in the share count.

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Other Calculations:

The components of interest expense and amortization of deferred financing costs for the three months ended March 31, 2015 and 2014 are as follows:

	For the Three Months Ended
(in millions)	March 31, 2015	March 31, 2014
Interest expense on debt obligations	$122.7	$125.5
Amortization of deferred financing costs	5.6	5.6
Amortization of adjustments on long-term debt	(0.9)	(1.0)
Amortization of interest rate swaps(a)	7.5	16.2
Other, net	(0.5)	—
Interest expense and amortization of deferred financing costs	$134.4	$146.4

(a)	Relates to the amortization of interest rate swaps; the swaps were cash settled in prior periods.

The components of interest expense and amortization of deferred financing costs for the quarter ending June 30, 2015 and the year ending December 31, 2015 are forecasted as follows:

	Q2 2015	Full Year 2015
(in millions)	Outlook	Outlook
Interest expense on debt obligations	$123 to $125	$498 to $508
Amortization of deferred financing costs	$5 to $7	$21 to $23
Amortization of adjustments on long-term debt	$(1) to $0	$(4) to $(2)
Amortization of interest rate swaps(a)	$6 to $8	$16 to $21
Other, net	$0 to $0	$(3) to $(1)
Interest expense and amortization of deferred financing costs	$133 to $138	$531 to $546

(a)	Relates to the amortization of interest rate swaps, all of which has been cash settled in prior periods.

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Debt balances and maturity dates as of March 31, 2015 are as follows:

(in millions)
	Face Value	Final Maturity
Revolver	$860.0	Nov. 2018/Jan 2019
Term Loan A	641.8	Nov. 2018/Jan 2019
Term Loan B	2,828.3	Jan. 2019/Jan. 2021
4.875% Senior Notes	850.0	Apr. 2022
5.25% Senior Notes	1,650.0	Jan. 2023
2012 Secured Notes(a)	1,500.0	Dec. 2017/Apr. 2023
Senior Secured Notes, Series 2009-1(b)	156.0	Various
Senior Secured Tower Revenue Notes, Series 2010-2-2010-3(c)	1,600.0	Various
Senior Secured Tower Revenue Notes, Series 2010-4-2010-6(d)	1,550.0	Various
WCP Secured Wireless Site Contracts Revenue Notes, Series 2010-1(e)	254.3	Nov. 2040
Capital Leases and Other Obligations	180.9	Various
Total Debt	$12,071.3
Less: Cash and Cash Equivalents(f)	$240.2
Net Debt	$11,831.1

(a)	The 2012 Secured Notes consist of $500 million aggregate principal amount of 2.381% secured notes due 2017 and $1.0 billion aggregate principal amount of 3.849% secured notes due 2023.

(b)
The Senior Secured Notes, Series 2009-1 consist of $86.0 million of principal as of March 31, 2015 that amortizes during the period beginning January 2010 and ending in 2019, and $70.0 million of principal that amortizes during the period beginning in 2019 and ending in 2029.

(c)	The Senior Secured Tower Revenue Notes Series 2010-2 and 2010-3 have principal amounts of $350.0 million and $1.25 billion with anticipated repayment dates of 2017 and 2020, respectively.

(d)
The Senior Secured Tower Revenue Notes Series 2010-4, 2010-5 and 2010-6 have principal amounts of $250.0 million, $300.0 million and $1.0 billion with anticipated repayment dates of 2015, 2017 and 2020, respectively.

(e)
The WCP Secured Wireless Site Contracts Revenue Notes, Series 2010-1 ("WCP Securitized Notes") were assumed in connection with the WCP acquisition. If the WCP Securitized Notes are not repaid in full by their anticipated repayment dates in 2015, the applicable interest rate increases by an additional approximately 5% per annum. If the WCP Securitized Notes are not repaid in full by their rapid amortization date of 2017, monthly principal payments commence.

(f)	Excludes restricted cash.

Net Debt to Last Quarter Annualized Adjusted EBITDA is computed as follows:

(in millions)	For the Three Months Ended March 31, 2015
Total face value of debt	$12,071.3
Ending cash and cash equivalents	240.2
Total Net Debt	$11,831.1

Adjusted EBITDA for the three months ended March 31, 2015	$554.3
Last quarter annualized adjusted EBITDA	2,217.0
Net Debt to Last Quarter Annualized Adjusted EBITDA	5.3	x

Sustaining capital expenditures for the three months ended March 31, 2015 and 2014 is computed as follows:

	For the Three Months Ended
(in millions)	March 31, 2015	March 31, 2014
Capital Expenditures	$204.8	$142.9
Less: Land purchases	23.8	20.4
Less: Wireless infrastructure construction and improvements	164.0	111.1
Sustaining capital expenditures	$16.9	$11.4

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 14

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management's current expectations. Such statements include, but are not limited to, plans, projections, Outlook and estimates regarding (1) demand for our wireless infrastructure and services, (2) carrier network investments and upgrades, and the benefits which may be derived therefrom, (3) our dividends, including our dividend plans, the amount and growth of our dividends, and the potential benefits therefrom, (4)wireless consumer demand, (5) our growth, (6) potential benefits, returns and shareholder value which may be derived from our business and assets, our investments, dividends and acquisitions, (7) leasing activity, including the impact of such leasing activity on our results and Outlook, (8) the US wireless market, (9) investments in small cells, including the potential benefits therefrom, (10) our strategy, (11) currency exchange rates, (12) non-renewal of leases and the timing and impact thereof, including with respect to the Acquired Networks, (13) the decommissioning of the iDEN network and the Acquired Networks, including the impact and timing thereof, (14) capital expenditures, including sustaining capital expenditures, (15) timing items, (16) repair and maintenance expense, (17) site rental revenues and Site Rental Revenues, as Adjusted, (18) site rental cost of operations, (19) site rental gross margin and network services gross margin, (20) Adjusted EBITDA, (21) interest expense and amortization of deferred financing costs, (22) FFO, including on a per share basis, (23) AFFO, including on a per share basis, (24) Organic Site Rental Revenues and Organic Site Rental Revenue growth, (25) net income (loss), including on a per share basis, (26) our common shares outstanding, including on a diluted basis, and (27) the utility of certain financial measures, including non-GAAP financial measures. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

•
Our business depends on the demand for wireless communications and wireless infrastructure, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in carrier network investment may materially and adversely affect our business (including reducing demand for new tenant additions and network services).

•
A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of any of our limited number of customers may materially decrease revenues or reduce demand for our wireless infrastructure and network services.

•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments and 4.50% Mandatory Convertible Preferred Stock limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•
We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•
As a result of competition in our industry, including from some competitors with significantly more resources or less debt than we have, we may find it more difficult to achieve favorable rental rates on our new or renewing customer contracts.

•
The business model for our small cell operations contains differences from our traditional site rental business, resulting in different operational risks. If we do not successfully operate that business model or identify or manage those operational risks, such operations may produce results that are less than anticipated.

•	New technologies may significantly reduce demand for our wireless infrastructure and negatively impact our revenues.

•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	If we fail to retain rights to our wireless infrastructure, including the land under our sites, our business may be adversely affected.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•
The expansion and development of our business, including through acquisitions, increased product offerings, or other strategic growth opportunities, may cause disruptions in our business, which may have an adverse effect on our business, operations or financial results.

•	If we fail to comply with laws and regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

•
If radio frequency emissions from wireless handsets or equipment on our wireless infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.

•
Certain provisions of our certificate of incorporation, bylaws and operative agreements, and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 15

•	We may be adversely affected by our exposure to changes in foreign currency exchange rates relating to our operations in Australia.

•
Future dividend payments to our common stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then current economic, credit market or equity market conditions will impact the availability or cost of such financing, which may hinder our ability to grow our per share results of operations.

•
Remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the US Internal Revenue Code. Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.

•
Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.

•
If we fail to pay scheduled dividends on the 4.50% Mandatory Convertible Preferred Stock, in cash, common stock or any combination of cash and common stock, we will be prohibited from paying dividends on our Common Stock, which may jeopardize our status as a REIT.

•
We have limited experience operating as a REIT. Our failure to successfully operate as a REIT may adversely affect our financial condition, cash flow, the per share trading price of our common stock, or our ability to satisfy debt service obligations.

•	REIT ownership limitations and transfer restrictions may prevent or restrict certain transfers of our capital stock.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 16

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands, except share amounts)

	March 31, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$240,153	$175,620
Restricted cash	136,964	147,411
Receivables, net	292,565	329,229
Prepaid expenses	144,334	155,070
Deferred income tax assets	30,105	29,961
Other current assets	83,393	94,211
Total current assets	927,514	931,502
Deferred site rental receivables	1,292,630	1,260,614
Property and equipment, net	9,139,703	9,148,311
Goodwill	5,215,348	5,210,091
Other intangible assets, net	3,650,945	3,715,700
Deferred income tax assets	18,620	20,914
Long-term prepaid rent, deferred financing costs and other assets, net	860,717	856,144
Total assets	$21,105,477	$21,143,276

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$146,894	$167,662
Accrued interest	68,697	66,943
Deferred revenues	327,270	348,338
Other accrued liabilities	163,096	202,657
Current maturities of debt and other obligations	115,998	113,335
Total current liabilities	821,955	898,935
Debt and other long-term obligations	11,954,093	11,807,526
Deferred income tax liabilities	38,152	39,889
Other long-term liabilities	1,732,484	1,659,698
Total liabilities	14,546,684	14,406,048
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $.01 par value; 600,000,000 shares authorized; shares issued and outstanding: March 31, 2015—333,761,959 and December 31, 2014—333,856,632	3,339	3,339
4.50% Mandatory Convertible Preferred Stock, Series A, $.01 par value; 20,000,000 shares authorized; shares issued and outstanding: March 31, 2015 and December 31, 2014—9,775,000; aggregate liquidation value: March 31, 2015 and December 31, 2014—$977,500	98	98
Additional paid-in capital	9,503,335	9,512,396
Accumulated other comprehensive income (loss)	8,304	15,820
Dividends/distributions in excess of earnings	(2,978,356)	(2,815,428)
Total CCIC stockholders' equity	6,536,720	6,716,225
Noncontrolling interest	22,073	21,003
Total equity	6,558,793	6,737,228
Total liabilities and equity	$21,105,477	$21,143,276

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 17

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2015	2014
Net revenues:
Site rental	$767,606	$747,162
Network services and other	173,395	128,788
Net revenues	941,001	875,950
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	240,980	228,076
Network services and other	88,878	72,874
General and administrative	79,487	64,849
Asset write-down charges	8,623	2,733
Acquisition and integration costs	2,019	5,659
Depreciation, amortization and accretion	258,060	250,191
Total operating expenses	678,047	624,382
Operating income (loss)	262,954	251,568
Interest expense and amortization of deferred financing costs	(134,439)	(146,400)
Interest income	109	173
Other income (expense)	(230)	(2,736)
Income (loss) before income taxes	128,394	102,605
Benefit (provision) for income taxes	(3,282)	188
Net income (loss)	125,112	102,793
Less: Net income (loss) attributable to the noncontrolling interest	2,325	1,296
Net income (loss) attributable to CCIC stockholders	122,787	101,497
Dividends on preferred stock	(10,997)	(10,997)
Net income (loss) attributable to CCIC common stockholders	$111,790	$90,500

Net income (loss) attributable to CCIC common stockholders, per common share:
Basic	$0.34	$0.27
Diluted	$0.34	$0.27

Weighted-average common shares outstanding (in thousands):
Basic	332,712	332,034
Diluted	333,485	333,045

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 18

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (in thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$125,112	$102,793
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	258,060	250,191
Amortization of deferred financing costs and other non-cash interest	11,736	20,881
Stock-based compensation expense	15,244	11,956
Asset write-down charges	8,623	2,733
Deferred income tax benefit (provision)	(800)	(2,332)
Other non-cash adjustments, net	(557)	(774)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	16,969	23,278
Decrease (increase) in assets	26,407	(46,443)
Net cash provided by (used for) operating activities	460,794	362,283
Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(17,493)	(62,228)
Capital expenditures	(204,753)	(142,943)
Other investing activities, net	(514)	952
Net cash provided by (used for) investing activities	(222,760)	(204,219)
Cash flows from financing activities:
Principal payments on debt and other long-term obligations	(31,497)	(27,739)
Purchases of capital stock	(29,372)	(21,417)
Borrowings under revolving credit facility	230,000	83,000
Payments under revolving credit facility	(65,000)	(89,000)
Payments for financing costs	(1,904)	(5,854)
Net decrease (increase) in restricted cash	10,214	14,743
Dividends/distributions paid on common stock	(273,685)	(116,829)
Dividends paid on preferred stock	(10,997)	(11,363)
Net cash provided by (used for) financing activities	(172,241)	(174,459)
Effect of exchange rate changes on cash	(1,260)	(6,462)
Net increase (decrease) in cash and cash equivalents	64,533	(22,857)
Cash and cash equivalents at beginning of period	175,620	223,394
Cash and cash equivalents at end of period	$240,153	$200,537
Supplemental disclosure of cash flow information:
Interest paid	120,949	126,540
Income taxes paid	2,498	7,400

The Foundation for a Wireless World.
CrownCastle.com